UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2020

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes
On April 8, 2020, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), issued $1.1 billion in aggregate principal amount of 8.00% Senior Secured Notes due 2025 (the “Notes”) at an issue price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States under Regulation S under the Securities Act.
The Notes were issued pursuant to an indenture dated as of April 8, 2020 (the “Indenture”) among TransDigm, as issuer, TD Group, TransDigm UK Holdings plc (“TD UK”) and the subsidiaries of TransDigm named therein as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent. The Notes will be secured by a first-priority security interest in substantially all the assets of TransDigm, TD Group, TD UK and each other guarantor on an equal and ratable basis with any other existing and future senior secured debt, including indebtedness under TransDigm’s senior secured credit facilities and 6.25% Senior Secured Notes due 2026 (the “2026 Secured Notes”).
The Notes bear interest at the rate of 8.00% per annum, which accrues from April 8, 2020 and is payable in arrears on April 1 and October 1 of each year, commencing on October 1, 2020. The Notes mature on December 15, 2025, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.
TransDigm may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Notes on the terms set forth in the Indenture.
The Notes are senior secured obligations of TransDigm and rank equally in right of payment with all of TransDigm’s existing and future senior secured debt, including indebtedness under TransDigm’s existing senior secured credit facilities and 2026 Secured Notes, and will be senior in right of payment to all of TransDigm’s existing and future senior subordinated debt, including TransDigm’s and TD UK’s outstanding senior subordinated notes. The Notes are guaranteed on a senior secured basis by TD Group, TD UK and TransDigm’s wholly-owned US subsidiaries named in the Indenture. The guarantees of the Notes rank equally in right of payment with all of TransDigm’s existing and future senior secured debt and will be senior in right of payment to all of TransDigm’s existing and future senior subordinated debt. The Notes are structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.
The Indenture contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TD Group or TransDigm, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of a particular series may declare all Notes of such series to be due and payable immediately.
The above summary of the Indenture is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2020, TD Group issued a press release (the “Press Release”) announcing that TransDigm had successfully completed the previously announced private offering of the Notes. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of April 8, 2020, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 8.00% Senior Secured Notes due 2025.

4.2	Form of 8.00% Senior Secured Notes due 2025 (included in Exhibit 4.1).
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Michael Lisman
Michael Lisman
Chief Financial Officer (Principal Financial Officer)

Date: April 8, 2020